Exhibit 99.1
Super Micro Computer, Inc. Announces 2nd Quarter 2017 Financial Results
SAN JOSE, Calif., January 26, 2017 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced second quarter fiscal 2017 financial results for the quarter ended December 31, 2016.
Fiscal 2nd Quarter Highlights

•	Quarterly net sales of $652.0 million, up 23.3% from the first quarter of fiscal year 2017 and up 2.0% from the same quarter of last year.

•	GAAP net income of $22.0 million, up 62.5% from the first quarter of fiscal year 2017 and down 36.6% from the same quarter of last year.

•	GAAP gross margin was 14.3%, down from 15.1% in the first quarter of fiscal year 2017 and down from 16.6% in the same quarter of last year.

•	Server solutions accounted for 68.1% of net sales compared with 67.6% in the first quarter of fiscal year 2017 and 71.0% in the same quarter of last year.
Net sales for the second quarter ended December 31, 2016 totaled $652.0 million, up 23.3% from $529.0 million in the first quarter of fiscal year 2017. No customer accounted for more than 10% of net sales during the quarter ended December 31, 2016.
GAAP net income for the second quarter of fiscal year 2017 was $22.0 million or $0.43 per diluted share, a decrease of 36.6% from net income of $34.7 million, or $0.67 per diluted share in the same period a year ago. Included in net income for the quarter is $4.7 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the second quarter was $25.0 million, or $0.48 per diluted share, compared to non-GAAP net income of $38.0 million, or $0.73 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the first quarter of fiscal year 2017 by $8.4 million or $0.16 per diluted share.
GAAP gross margin for the second quarter of fiscal year 2017 was 14.3% compared to 16.6% in the same period a year ago. Non-GAAP gross margin for the second quarter was 14.4% compared to 16.7% in the same period a year ago. GAAP gross margin for the first quarter of fiscal year 2017 was 15.1% and Non-GAAP gross margin for the first quarter of fiscal year 2017 was 15.2%.
The GAAP income tax provision for the second quarter of fiscal year 2017 was $9.3 million or 29.7% of income before tax provision compared to $14.1 million or 28.8% in the same period a year ago and $6.4 million or 32.0% in the first quarter of fiscal year 2017. The effective tax rate for the second quarter of fiscal year 2017 was lower than the first quarter primarily due to an increase in the domestic production activities deduction and U.S. federal research and development ("R&D") tax credits.
The Company's cash and cash equivalents and short and long term investments at December 31, 2016 were $131.5 million compared to $183.7 million at June 30, 2016. Free cash flow for the six months ended December 31, 2016 was $(72.2) million, primarily due to an increase in the Company's cash used in operating activities and used in the development and construction of improvements on the Company's properties.
Business Outlook & Management Commentary
The Company expects net sales of $570 million to $630 million for the third quarter of fiscal year 2017 ending March 31, 2017. The Company expects non-GAAP earnings per diluted share of approximately $0.34 to $0.42 for the third quarter.
“We are pleased to report record second quarter revenues of $652.0 million that exceeded our guidance and outpaced a strong compare with last year. Contributing to this strong growth was our Twin family product line including our FatTwin, Storage, HPC, MicroBlade, and strong growth from enterprise cloud and Asia Pacific, particularly China. Component shortages and pricing, product and geographic mix adversely impacted gross margins while improved leverage allowed us to deliver stronger operating margins from last quarter,” said Charles Liang, Chairman and Chief Executive Officer. “We expect to continue the growth of last quarter and be reflected in the year-over-year revenue growth in the March quarter based on an increasing number of sizable customer engagements demanding the performance and advantages of our leading product lines. In addition, we are well positioned to benefit from technology transitions in 2017 and have upgraded our product lines to optimize these new technologies.”
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference, please call 1-888-211-0193 (International callers dial 1-913-312-0947) 10 minutes prior. A recording of the conference will be available until 11:59 pm (Eastern Time) on Thursday, February 9, 2017, by dialing 1-844-512-2921 (International callers dial 1-412-317-6671) and entering replay PIN 7473642. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro®, a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, TwinPro, FatTwin™, Ultra Series, MicroCloud, MicroBlade, SuperBlade®, Simply Double, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.

Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).

Supermicro, FatTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	December 31,	June 30,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$128,752	$180,964
Accounts receivable, net	366,885	288,941
Inventory	599,269	448,980
Prepaid income taxes	5,164	5,682
Prepaid expenses and other current assets	13,738	13,435
Total current assets	1,113,808	938,002
Long-term investments	2,643	2,643
Property, plant and equipment, net	193,670	187,949
Deferred income taxes – noncurrent	32,255	28,460
Other assets	7,480	8,546
Total assets	$1,349,856	$1,165,600

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$341,940	$249,239
Accrued liabilities	74,331	55,618
Income taxes payable	1,048	5,172
Short-term debt and current portion of long-term debt, net of debt issuance costs	92,443	53,589
Total current liabilities	509,762	363,618
Long term debt, net of current portion and debt issuance costs	34,732	40,000
Other long-term liabilities	53,001	40,603
Total liabilities	597,495	444,221
Stockholders' equity:
Common stock and additional paid-in capital	291,275	277,339
Treasury stock (at cost)	(20,491)	(2,030)
Accumulated other comprehensive loss	(83)	(85)
Retained earnings	481,499	445,971
Total Super Micro Computer Inc. stockholders' equity	752,200	721,195
Noncontrolling interest	161	184
Total stockholders' equity	752,361	721,379
Total liabilities and stockholders' equity	$1,349,856	$1,165,600

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net sales	$651,954	$638,964	$1,180,922	$1,158,582
Cost of sales	558,576	532,602	1,007,480	980,005
Gross profit	93,378	106,362	173,442	178,577
Operating expenses:
Research and development	34,033	30,264	67,224	58,590
Sales and marketing	18,153	16,461	34,069	30,710
General and administrative	9,429	10,511	20,184	18,711
Total operating expenses	61,615	57,236	121,477	108,011
Income from operations	31,763	49,126	51,965	70,566
Interest and other income, net	45	24	74	111
Interest expense	(497)	(400)	(827)	(724)
Income before income tax provision	31,311	48,750	51,212	69,953
Income tax provision	9,315	14,061	15,684	21,565
Net income	$21,996	$34,689	$35,528	$48,388
Net income per common share:
Basic	$0.46	$0.73	$0.74	$1.02
Diluted	$0.43	$0.67	$0.69	$0.94
Weighted-average shares used in calculation of net income per common share:
Basic	48,124	47,651	48,144	47,584
Diluted	51,521	51,489	51,352	51,405

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cost of sales	$325	$258	$634	$498
Research and development	3,012	2,472	5,920	4,874
Sales and marketing	520	435	998	839
General and administrative	852	841	1,661	1,671
Stock-based compensation expense before taxes	$4,709	$4,006	$9,213	$7,882

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Six Months Ended
	December 31,
	2016	2015
OPERATING ACTIVITIES:
Net income	$35,528	$48,388
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,711	5,953
Stock-based compensation expense	9,213	7,882
Excess tax benefits from stock-based compensation	(745)	(355)
Allowance for doubtful accounts	356	805
Provision for inventory	6,391	3,780
Exchange loss (gain)	232	(1,539)
Deferred income taxes, net	(3,791)	(4,380)
Changes in operating assets and liabilities:
Accounts receivable, net	(78,300)	7,613
Inventory	(156,680)	(26,818)
Prepaid expenses and other assets	941	(4,259)
Accounts payable	96,774	20,738
Income taxes payable, net	(3,176)	650
Accrued liabilities	18,234	9,715
Other long-term liabilities	12,442	18,749
Net cash provided by (used in) operating activities	(54,870)	86,922
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(17,372)	(15,235)
Restricted cash	(287)	(404)
Net cash used in investing activities	(17,659)	(15,639)
FINANCING ACTIVITIES:
Proceeds from debt, net of debt issuance costs	130,116	14,400
Repayment of debt	(96,552)	(13,300)
Payment to acquire treasury stock	(18,461)	—
Proceeds from exercise of stock options	5,873	2,439
Excess tax benefits from stock-based compensation	745	355
Payment of obligations under capital leases	(118)	(86)
Advances (payments) under receivable financing arrangements	787	(18)
Minimum tax withholding paid on behalf of employees for restricted stock units	(1,542)	(504)
Net cash provided by financing activities	20,848	3,286
Effect of exchange rate fluctuations on cash	(531)	(119)
Net increase (decrease) in cash and cash equivalents	(52,212)	74,450
Cash and cash equivalents at beginning of period	180,964	95,442
Cash and cash equivalents at end of period	$128,752	$169,892
Supplemental disclosure of cash flow information:
Cash paid for interest	$749	$693
Cash paid for taxes, net of refunds	20,004	19,636
Non-cash investing and financing activities:
Equipment purchased under capital leases	86	127
Accrued costs for property, plant and equipment purchases	5,325	5,366

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
GAAP GROSS PROFIT	$93,378	$106,362	$173,442	$178,577
Add back stock-based compensation (a)	325	258	634	498
Non-GAAP GROSS PROFIT	$93,703	$106,620	$174,076	$179,075

GAAP GROSS MARGIN	14.3%	16.6%	14.7%	15.4%
Add back stock-based compensation (a)	0.1%	0.1%	0.0%	0.1%
Non-GAAP GROSS MARGIN	14.4%	16.7%	14.7%	15.5%

GAAP INCOME FROM OPERATIONS	$31,763	$49,126	$51,965	$70,566
Add back stock-based compensation (a)	4,709	4,006	9,213	7,882
Non-GAAP INCOME FROM OPERATIONS	$36,472	$53,132	$61,178	$78,448

GAAP NET INCOME	$21,996	$34,689	$35,528	$48,388
Add back stock-based compensation (a)	4,709	4,006	9,213	7,882
Add back adjustments to tax provision (b)	(1,673)	(704)	(3,035)	(1,787)
Non-GAAP NET INCOME	$25,032	$37,991	$41,706	$54,483

GAAP NET INCOME PER COMMON SHARE – BASIC	$0.46	$0.73	$0.74	$1.02
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.06	0.07	0.13	0.12
Non-GAAP NET INCOME PER COMMON SHARE – BASIC	$0.52	$0.80	$0.87	$1.14

GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.43	$0.67	$0.69	$0.94
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.05	0.06	0.11	0.10
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.48	$0.73	$0.80	$1.04

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP	48,124	47,651	48,144	47,584
BASIC - Non-GAAP	48,124	47,651	48,144	47,584

DILUTED – GAAP	51,521	51,489	51,352	51,405
DILUTED - Non-GAAP	52,555	52,113	52,391	52,166

(a) Amortization of Financial Accounting Standards Board Accounting Standards Codification Topic 718 stock-based compensation for the three and six months ended December 31, 2016 and 2015.
(b) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 30.5% and 31.0% for the three and six months ended December 31, 2016, respectively, and 28.0% and 30.0% for the three and six months ended December 31, 2015, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
SVP, Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F